Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2005, accompanying the financial statements included in the Annual Report of Gulfport Energy Corporation on Form 10-KSB and Form10-KSB/A for the year ended December 31, 2004. We consent to the incorporation by reference of said report in the Registration Statement of Gulfport Energy Corporation on Form S-3/A (File No. 333-124209) and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

December 22, 2005